Exhibit 13.1

906 CERTIFICATION

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the periodic report of Linktone Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2012 as filed with the Securities and Exchange Commission (the “Report”), I, Hary Tanoesoedibjo, the Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certificate has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: April 26, 2013

By:         /s/ Hary Tanoesoedibjo
Hary Tanoesoedibjo
Chief Executive Officer